AMENDMENT TO	Franklin Synergy Bank ☒	Exhibit 10.2
THE CONTRACT	Crossroads Architecture ☐
Century Skanska ☒
Jobsite ☐
DOCUMENT G701	OTHER ☐

PROJECT: Franklin Synergy Bank, Nolensville Branch Renovation TO CONTRACTOR: Skanska USA Building Inc. 5000 Meridian Blvd, Suite 100 Franklin, TN 37067 The Contract is changed as follows:	CHANGE ORDER NO. DATE: ARCHITECT’S PROJECT NO.: CONTRACT DATE: CONTRACT FOR: REFERENCE CCR #	One (1) 10/2/2015 N/A 10/2/2015 Construction Management N/A

Total amount of Change Order Amendment:	$184,000.00

Not valid until signed by the Owner, Architect and Contractor.

The original (Estimated Maximum Price) was	$—
Net change by previously authorized Change Orders	$—
The (Estimated Maximum Price) prior to this Change Order was	$—
The (Estimated Maximum Price) will be (increased) (~~unchanged~~) by this Change Order in the amount of	$184,000.00
The new (Guaranteed Maximum Price) including this Change Order will be	$184,000.00
The Contract Time for this change will be (established) as	(0) days
The date of Substantial Completion as of the date of this Change Order therefore is	December 10, 2016

CONTRACTOR	OWNER

Skanska USA Building Inc. /s/ Dennis Norvet	Franklin Synergy Bank /s/ Kevin Herrington
Address: 5000 Meridian Blvd., Suite 100 Franklin, TN 37067	Address: 722 Columbia Avenue Franklin, TN 37064

BY: Dennis Norvet	BY: Kevin Herrington

DATE: October 6, 2015	DATE: October 6, 2015